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                                                                   EXHIBIT 10.40

                                   EXHIBIT A:
                      FORM OF WAIVER AND RELEASE AGREEMENT

                  In consideration of the severance pay provided to me by Wabash National Corporation ("Wabash"), which severance pay is described in the Severance Agreement between me and the Company effective May 6, 2002 (the "Severance Payment") and is a payment I would not be entitled to without entering into this Waiver and Release Agreement, I voluntarily enter into this Waiver and Release Agreement. More specifically, the Severance Payment that is the consideration for this Waiver and Release Agreement is a payment of $515,625.00 representing the entire Severance Payment.

                  I, on my own behalf and on behalf of my heirs, executors, administrators, attorneys and assigns, hereby unconditionally and irrevocably release, waive and forever discharge Wabash and each of its affiliates, parents successors, predecessors, and the subsidiaries, directors, owners, members, shareholders, officers, agents, and employees of Wabash and its affiliates, parents, successors, predecessors, and subsidiaries (collectively all of the forgoing are referred to as the "Employer"), from any and all causes of action, claims and damages, including attorneys' fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the date of my signing of the Waiver and Release Agreement, concerning my employment or separation from employment. This release includes, but is not limited to, any claim or entitlement to salary, bonuses, any other payments, benefits or damages arising under any federal law (including but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, and the Family and Medical Leave Act, each as amended); any claim arising under any state or local ordinances or regulations, and any claim arising under any common law principle or public policy, including but not limited to all suits in tort or contract, such as, wrongful termination, defamation, emotional distress, invasion of privacy or loss of consortium.

                  I understand that by signing this Waiver and Release Agreement I am not waiving any claims or administrative charges which cannot be waived by law. I am waiving, however, any right to monetary recovery or individual relief should any federal, state or local agency (including the Equal Employment Opportunity Commission (the "EEOC")) pursue any claim on my behalf arising out of or related to my employment with and/or separation from employment with the Employer.

                  I further agree, without any reservation whatsoever, never to sue the Employer or become a party to a lawsuit on the basis of any and all claims



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of any type lawfully and validly released in this Waiver and Release Agreement.
If I sue in violation of the preceding sentence of this Waiver and Release Agreement, I will (1) pay all costs and expenses incurred by the Employer in defending against a suit or enforcing this Waiver and Release Agreement, including litigation and court costs, expenses and reasonable attorneys' fees and (2) I will repay the Severance Payment I received in consideration for this Waiver and Release Agreement.

                  I am signing this Waiver and Release Agreement knowingly and voluntarily. I acknowledge that:

         (1) I am hereby advised in writing to consult an attorney before signing this Waiver and Release Agreement;

         (2) I have relied solely on my own judgment and/or that of my attorney regarding the consideration for and the terms of this Waiver and Release Agreement and am signing this Waiver and Release Agreement knowingly and voluntarily of my own free will;

         (3) I am not entitled to the Severance Payment amount unless I agree to and honor the terms of this Waiver and Release Agreement.

         (4) I have been given at least twenty one (21) days to consider this Waiver and Release Agreement;

         (5)      I may revoke this Waiver and Release Agreement within seven
                  (7) days after signing it by submitting a written notice of revocation to Wabash to the Vice President Human Resources, WABASH NATIONAL CORPORATION, P.O. Box 6129, Lafayette, IN 47903 prior to 5:00 pm on the seventh day after signing it. I further understand that this Waiver and Release Agreement is not effective or enforceable until after the seven (7) day period of revocation has expired without revocation, and that if I revoke this Waiver and Release Agreement, I will not receive any Severance Payment. THIS WAIVER AND RELEASE AGREEMENT DOES NOT BECOME EFFECTIVE UNTIL THE EXPIRATION OF THE SEVEN DAY PERIOD;

         (6) 1 have read and understand the Waiver and Release Agreement and further understand that it includes a general release of any and all known and unknown, foreseen or unforeseen, claims presently asserted or otherwise arising through the date of my signing of this Waiver and Release Agreement that I may have against the Employer; and

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         (7)      I understand that this Waiver and Release Agreement does not waive any age discrimination claims that may arise after the effective date of this Waiver and Release Agreement.

         (8) No statements or conduct by the Employer have in any way coerced or unduly influenced me to execute this Waiver and Release Agreement.

                  I represent and promise that prior to the execution of this Waiver and Release Agreement I have surrendered to the Company all Company property, including, but not limited to, any and all confidential information, licenses, trademarks, patents, in written, electronic or other tangible form. In addition, I have returned any and all computer equipment with passwords, Company issued credit, security, identification, or telephone cards, with passwords, and all other Company owned property and keys, contemporaneously with providing the proper means for accessing the property.

                  I further agree that I will not make any disparaging or derogatory remarks or comments about the Company or the Company's current and former officers, directors, shareholders, principals, attorneys, agents, or employees, or my employment with the Company.

                  I further acknowledge that there are no other agreements of any nature between the Employer and me with respect to the matters discussed in this Waiver and Release Agreement, except as expressly stated herein, and that in signing this Waiver and Release Agreement, I am not relying on any agreements or representation, except those expressly contained in this Waiver and Release Agreement and the Severance Agreement.

                  I further acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.

                  This Waiver and Release Agreement is deemed made and entered into in the State of Indiana, and in all respects shall be interpreted, enforced and governed under applicable federal law, and in the event that any reference shall be made to state law, the internal laws of the Indiana shall apply. Any disputes under this Waiver and Release Agreement shall be adjudicated by a court of competent jurisdiction in the State of Indiana.



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                  This Waiver and Release Agreement shall not in any way be
construed as an admission by the Company of any liability for potential claim or potential claim.

                  I understand that, to receive the Severance Payment amount, I must sign and return this Waiver and Release Agreement no sooner than my employment termination date and no later than twenty one (21) days from the date my employment was terminated.

                                                            St. Louis County Mo.

EXECUTED on this 13th day of December, 2002 at Lafayette Indiana.

                                                /s/ Derek L. Nagle
                                                --------------------------------
                                                DEREK L. NAGLE


STATE OF Missouri
         -------------------
CITY/COUNTY OF St. Louis
               -------------------


         The foregoing instrument was acknowledged before me in the indicated jurisdiction this 13th day of December, 2002, by Derek L. Nagle.

         My commission expires: 06/24/05

                                        /s/
                                        ------------------------------
                                                Notary Public



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